Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

May 9, 2014

EnteroMedics Inc.

2800 Patton Road

St. Paul, MN 55113

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EnteroMedics Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“the Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time for an aggregate initial offering price of up to $75,000,000 of (i) shares of its common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of its preferred stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”); (iii) its debt securities, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Debt Securities (the “Debt Securities Warrants” and, together with the Common Stock Warrants and Preferred Stock Warrants, the “Securities Warrants”) and (v) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities and Securities Warrants, offered and sold together (the “Units”). In addition to any Common Stock, Preferred Stock and Debt Securities that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Stock, Preferred Stock and Debt Securities as may be issued upon conversion or exchange of Preferred Stock or Debt Securities, as the case may be, for which no separate consideration will be received by the Company. The Common Stock, Preferred Stock, Debt Securities, Securities Warrants and Units are herein collectively referred to as the “Securities.” The Senior Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Senior Indenture”), to be entered into between the Company and the trustee named therein, the form of which is attached to the Registration Statement as Exhibit 4.3 and the Subordinated Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), to be entered into between the Company and the trustee named therein, the form of which is attached to the Registration Statement as Exhibit 4.4.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements and instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

EnteroMedics Inc.

May 9, 2014

1. The Company has the authority pursuant to its Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Company’s Board of Directors or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Delaware General Corporation Law (the “DGCL”), as then in effect, and the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable Preferred Stock that is exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock or (iii) upon the exercise of any validly issued Securities Warrants exercisable for Common Stock) and upon the due execution, issuance and delivery of certificates representing the Common Stock (or, if uncertificated, the making of valid book-entry notations in the stock register of the Company) and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the prospectus included therein (the “Prospectus”) and the related prospectus supplement(s) (each, a “Prospectus Supplement”) (and in the case of the issuance of Common Stock pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Stock will be validly issued, fully paid and nonassessable.

2. The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. Upon the due designation of a series or class of Preferred Stock by the Board or a Committee in accordance with the DGCL, as then in effect (including without limitation the filing of the resolutions designating such series or class), and the Company’s Certificate of Incorporation and Bylaws, as then in effect, and adoption by the Board or a Committee of resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exercise of any validly issued Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock) and upon the issuance and delivery of and payment for such Preferred Stock in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Preferred Stock pursuant to clauses (i) or (ii) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange or conversion), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.

3. When (a) one or more of the Indentures have been duly authorized, executed and delivered by the Company and the trustee (as determined by the Company in accordance with the resolutions adopted by the Board), (b) a particular series of Debt Securities has been duly established under the applicable

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May 9, 2014

Indenture (including, without limitation, the adoption by the Board or a Committee of resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, authorizing the creation, issuance and delivery of such Debt Securities), (c) the Trustee has been qualified to act as trustee under the applicable Indenture and (d) instruments representing such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such resolutions and the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.

4. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agency agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute binding obligations of the Company.

5. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the DGCL, as then in effect, and the Company’s Certificate of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 through 4 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) an agreement for the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute binding obligations of the Company.

The opinions set forth above are subject to the following qualifications and exceptions:

a.	Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application relating to or affecting creditors’ rights.

b.	Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

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May 9, 2014

c.	Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.

d.	In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will continue to be effective, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) if the Securities are Debt Securities, the relevant indenture or indentures will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, (vi) none of the particular terms of a series of Securities will violate any applicable law, (vii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Certificate of Incorporation or Bylaws of the Company, as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (viii) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Certificate of Incorporation, as then in effect, and (ix) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Certificate of Incorporation, as then in effect at the time of issuance and at the time of exercise, exchange or conversion of such Securities.

e.

As of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Security is denominated will depend upon various factors, including which

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May 9, 2014

court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

f.	We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

g.	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

Our opinions expressed above are limited to the Delaware General Corporation Law and the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

TSH/SK